Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal First Quarter 2023

The Company completed its combination with Zynga on May 23, 2022; first quarter results include Zynga for 39 days of the quarter

GAAP net revenue increased 36% to $1.1 billion

GAAP net loss per share was $0.76

GAAP net cash provided by operating activities for the three-months ended June 30, 2022 was $100.8 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the three-months ended June 30, 2022 was $(14.4) million

Net Bookings grew 41% to $1.0 billion

Company updates outlook to include combination with Zynga from the date of acquisition, including fiscal year 2023 Net Bookings of $5.8 billion to $5.9 billion

New York, NY – August 8, 2022 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for the first quarter of its fiscal year 2023, ended June 30, 2022. In addition, the Company revised its outlook for fiscal year 2023, ending March 31, 2023, to include its combination with Zynga and provided its initial outlook for the second quarter of fiscal year 2023, ending September 30, 2022. For further information, please see the first quarter fiscal 2023 results slide deck posted to the Company’s investor relations website at take2games.com/ir.

First Quarter Fiscal 2023 Financial Highlights

GAAP net revenue increased 36% to $1.1 billion, as compared to $813.3 million in last year’s fiscal first quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content, in game purchases and in-game advertising) increased 44% and accounted for 75% of total GAAP net revenue. Digitally-delivered GAAP net revenue increased 40% to $1.0 billion, as compared to $740.8 million in last year’s fiscal first quarter, and accounted for 94% of total GAAP net revenue. The largest contributors to GAAP net revenue were NBA® 2K22; Grand Theft Auto® Online and Grand Theft Auto V; Red Dead Redemption® 2 and Red Dead Online; Empires & Puzzles™; Tiny Tina's Wonderlands®; WWE® 2K22; Rollic's hyper-casual portfolio; Toon Blast™; The Quarry®; and Top Eleven®.

GAAP net loss was $104.0 million, or $0.76 per share, as compared to net income of $152.3 million, or $1.30 per diluted share, for the comparable period last year. GAAP net loss benefited from the reversal of expense of $47.7 million related to forfeitures of previously granted stock awards.

During the three-month period ended June 30, 2022, GAAP net cash provided by operating activities was $100.8 million, as compared to $148.2 million in the same period last year. During the three-month period ended June 30, 2022, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, was $(14.4) million, as compared to $29.1 million in the same period last year (please see the section below titled “Non-GAAP Financial Measures” for additional information). As of June 30, 2022, the Company had cash and short-term investments of $1.3 billion and $3.3 billion of debt.

New Non-GAAP Financial Measure

Starting in fiscal first quarter 2023, the Company is reporting a Non-GAAP measure of financial performance: EBITDA, which is defined as GAAP net income (loss) excluding interest income (expense), provision for (benefit from) income taxes, depreciation expense, and amortization and impairment of acquired intangibles.

Please see the section below titled “Non-GAAP Financial Measures” for additional information.

The following data, together with a management reporting tax rate of 18%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended June 30, 2022
		Financial Data
GAAP	Statement of Operations	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business acquisition
Total net revenue	$1,102.4	(99.9)
Cost of revenue	435.7	(1.8)	33.4	(96.4)
Gross profit	666.7	(98.0)	(33.4)	96.4
Operating expenses	704.1		(77.4)	(20.1)	(116.7)
(Loss) income from operations	(37.4)	(98.0)	44.0	116.5	116.7
Interest and other, net	(29.3)	1.6			8.5
(Loss) gain on fair value adjustments, net	(39.6)				39.6
(Loss) income before income taxes	(106.3)	(96.5)	44.0	116.5	164.8

Non-GAAP
EBITDA	52.2	(96.5)	44.0		155.9

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 141.0 million.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal first quarter 2023, total Net Bookings grew 41% to $1.0 billion, as compared to $711.4 million during last year’s fiscal first quarter. Net Bookings from recurrent consumer spending grew 48% and accounted for 73% of total Net Bookings. Digitally-delivered Net Bookings were up 41% to $956.0 million, as compared to $680.4 million in last year’s fiscal first quarter, and accounted for 95% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K22; Grand Theft Auto Online and Grand Theft Auto V; Tiny Tina's Wonderlands; Empires & Puzzles; Red Dead Redemption 2 and Red Dead Online; WWE 2K22; Rollic's hyper-casual portfolio; The Quarry; Toon Blast; and Top Eleven.

Catalog accounted for $876.1 million of Net Bookings led by NBA 2K; Grand Theft Auto; Empires & Puzzles; Red Dead Redemption; Rollic's hyper-casual portfolio; Toon Blast; Top Eleven; Words With Friends™; and Merge Dragons!™.

Management Comments

“Our Fiscal 2023 is off to a strong start, as demonstrated by our first quarter Net Bookings of $1 billion,” said Strauss Zelnick, Chairman and CEO of Take-Two. "On a pre-combination basis, our Net Bookings were approximately $731 million, and our operating results were above our expectations, as we launched engaging new games and content updates, all while navigating various macroeconomic and geopolitical factors."

"We remain exceedingly optimistic about the long-term growth potential for the mobile industry, as well as our ability to create greater shareholder value as a combined entity with Zynga. Our creative teams are actively discussing potential new projects and we remain committed to delivering over $500 million of annual Net Bookings opportunities over time. At the same time, we continue to believe that we can achieve approximately $100 million of annual cost synergies within the first two years post-close, with the potential for upside.

"For Fiscal Year 2023, we now expect to deliver Net Bookings of $5.8 billion to $5.9 billion when including our combination with Zynga. Our pipeline for the year continues to look very strong, and we are excited to expand significantly our mobile presence with a best-in-class platform. Our new forecast takes into account some movement in our release slate for the year, foreign currency pressures, and macroeconomic and geopolitical uncertainty. As we look to the future, our long-term vision is clearer than ever, and we believe that our combination with Zynga will enable us to better capitalize on the evolving dynamics of the interactive entertainment industry. As we deliver our expansive, diverse pipeline and pursue the vast opportunities that we have identified through our combination with Zynga, we see a path to engage even greater audiences around the world, grow our scale, and enhance our margins."

COVID-19 Update

At Take-Two, our number one priority has remained the health and safety of our employees and their families. The majority of our global offices have reopened. However, given the evolving dynamics of the COVID-19 pandemic, we are strictly following protocols from local governments and health officials to ensure that we are adhering to their safety standards.

Business and Product Highlights

Since April 1, 2022:

Take-Two:
•On May 23rd, Take-Two announced the completion of its combination with Zynga Inc. (“Zynga”). Under the terms of the merger agreement, Zynga stockholders received $3.50 in cash and 0.0406 shares of Take-Two common stock per share of Zynga common stock.

Rockstar Games:
•Throughout the period, Rockstar Games continued to support Grand Theft Auto Online with new gameplay additions and vehicles, as well as weekly rewards, bonuses, and special seasonal events.
•On July 26th, released The Criminal Enterprises, a sweeping update bringing new business prospects for Criminal Careers, elaborate new Contact Missions, vehicle enhancements and other upgrades. Players are now able to conduct Source and Sell missions at their own pace or with their friends within invite-only lobbies and other highly-requested experience improvements. Payouts were also increased across a range of gameplay, giving players more freedom and choice in how they climb the criminal ranks.

•Through the GTA+ membership program, enrolled members enjoyed new and exclusive benefits, including free vehicles, discounts, bonus Shark Card cash, and more.
•Rockstar Games continued to support Red Dead Online with a range of outfits, bonuses, and rewards.
•To mark the 10-year anniversary of Max Payne 3, on May 13th, Rockstar Games announced Max Payne 3 – The Official Soundtrack (Anniversary Edition), a new version of the iconic soundtrack coming later this year to digital streaming platforms and limited-edition vinyl. Featuring the evocative music of L.A. noise band HEALTH, Max Payne 3 – The Official Soundtrack (Anniversary Edition) also debuts previously unreleased tracks from the game.

2K:
•On July 7th, 2K unveiled the full roster of cover athletes for NBA 2K23, the latest iteration of the top-rated and top-selling NBA video game simulation series of the past 21 years. Phoenix Suns' shooting guard, three-time NBA All-Star, and 2021-22 Kia All-NBA First Team selection, Devin Booker, is featured on this year's Standard Edition and cross-gen Digital Deluxe Edition. The iconic Michael Jordan – a six-time NBA Champion and five-time Kia NBA Most Valuable Player known as one of the greatest basketball players of all time – appears on the NBA 2K23 Michael Jordan Edition and the brand-new NBA 2K23 Championship Edition retailing for $149.99, which for the first time ever, includes a 12-month subscription to NBA League Pass, among other perks. In the U.S. and Canada, players can purchase the NBA 2K23 WNBA Edition, which features Phoenix Mercury's two-time Kia WNBA Finals MVP, three-time WNBA Champion, WNBA all-time leading scorer, and five-time Olympic gold medalist Diana Taurasi, along with Seattle Storm's four-time WNBA Champion, 13-time WNBA All-Star, WNBA all-time assists leader, and five-time Olympic gold medalist, Sue Bird. This marks the second cover in which NBA 2K celebrates WNBA athletes.
•Continued to drive engagement throughout the quarter for NBA 2K22 with the launch of new seasons that feature brand new themes, rewards, and Signature Challenges to complete.
•In support of the highly successful launch of WWE 2K22, 2K launched five DLC packs to further engage its player base, including the Banzai Pack (launched April 26th); the Most Wanted Pack (launched May 17th); the Stand Back Pack (launched June 7th); the Clowning Around Pack (launched June 28th); and the Whole Dam Pack (launched July 19th) .
•WWE SuperCard offered new content updates, including Season 8 and the SummerSlam '22 card tier, which launched on July 30th.
•Throughout the quarter, 2K and Gearbox Software continued to support their successful new franchise, Tiny Tina's Wonderlands:
◦Released its first three DLC packs for the title, including Coiled Captors on April 21st; the Glutton's Gamble on May 19th; and Molten Mirrors on June 23rd; which are all available for individual purchase or through owning the Season Pass. There is a fourth and final DLC pack planned to release later this year.
◦On June 23rd, 2K and Gearbox Software released Tiny Tina's Wonderlands on Steam, where it has consistently been one of the most wishlisted titles.
•On April 21st, Gearbox confirmed that a new game from the Tales from the Borderlands series will be releasing this fiscal year. Developed by Gearbox and published by 2K, the title will feature all new characters and stories set in the Borderlands universe.
•On April 21st, Firaxis released XCOM 2 Collection on Epic Games Store. The XCOM 2 Collection includes the award-winning strategy game XCOM 2, the War of the Chosen expansion, and DLC packs (Resistance Warrior Pack, Anarchy's Children, Alien Hunters, Shen's Last Gift and Tactical Legacy Pack) for a bundled discount.
•On June 10th, 2K and Supermassive Games launched The Quarry, a horror narrative game from the award-winning team behind Until Dawn. On July 7th, a major new patch for the game called Wolf Pack was released, which allows the host to invite other players to help shape the story as a collective group. In addition, all six episodes of the Bizarre Yet Bonafide podcast featured in The Quarry became available in-game in their entirety.

Private Division:
•On June 2nd, Private Division and Roll7 announced that Rollerdrome will launch on August 16, 2022. In this single-player, third-person shooter, players experience the thrill of fusing fluid movements and stylish tricking mechanics with adrenaline-pumping combat action. Rollerdrome introduces a distinct retro-futuristic universe with a unique identity, featuring an all-new and fully original soundtrack. The title is being developed by Roll7, the creators of the critically acclaimed OlliOlli World and masterminds of flow state gaming.
•On June 15th, Private Division and Roll7 announced that OlliOlli World: VOID Riders, the first of two expansions to the critically acclaimed skateboarding action-platformer OlliOlli World, launched digitally for PlayStation5, PlayStation4, Xbox Series XIS, Xbox One consoles, Nintendo Switch and Windows PC. OlliOlli World: VOID Riders is available individually or as part of the OlliOlli World Rad Edition and the Expansion Pass.

Zynga:
•On April 19th, Harry Potter: Puzzles & Spells featured an in-game event to celebrate the cinematic release of “Fantastic Beasts: The Secrets of Dumbledore” featuring the Niffler as a permanent creature in the game for the first time.
•On April 21st, Empires & Puzzles introduced the game’s fifth season, Dynasty of Dunes. The new season takes place in Kemyth, a majestic land of pyramids and dunes that’s being torn apart by an enigmatic evil influence. Players are invited to team up with its troubled residents and embark on an investigation to get to the bottom of the mystery.
•On June 10th, Zynga Poker released the Omaha update, giving players a new way to enjoy the popular game.
•On June 23rd, Words With Friends introduced Clubs, a new feature that expands the game’s social experience by offering shared spaces that players can enjoy together.
•Rollic launched 11 games in the quarter, and Colors Runners! reached the #1 top free downloaded games position in the U.S. App Store on June 21st.

Outlook for Fiscal 2023

Take-Two is revising its outlook for the fiscal year ending March 31, 2023, to include its combination with Zynga (which closed on May 23, 2022), and is providing its initial outlook for its fiscal second quarter ending September 30, 2022:

Fiscal Year Ending March 31, 2023

•GAAP net revenue is expected to range from $5.73 to $5.83 billion
•GAAP net loss is expected to range from $438 to $398 million
•GAAP net loss per share is expected to range from $2.75 to $2.50
•Share count used to calculate GAAP net loss per share is expected to be 159.2 million
•Share count used to calculate management reporting diluted net income per share is expected to be 161.0 million(1)
•Net cash provided by operating activities is expected to be over $710 million
•Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $700 million (2)
•Capital expenditures are expected to be approximately $135 million
•Net Bookings (operational metric) are expected to range from $5.8 to $5.9 billion
•EBITDA (Non-GAAP) is expected to range from $499 to $548 million

The Company is also providing selected data and its management reporting tax rate of 18%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2023
		Financial Data
$ in millions	Outlook (3)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business acquisition
GAAP
Total net revenue	$5,730 to $5,830	$70
Cost of revenue	$2,739 to $2,780	$9	$(3)	$(697)
Operating expenses	$3,372 to $3,382		$(336)	$(154)	$(132)
Interest and other, net	$154				$(13)
(Loss) gain on fair value adjustments, net	$(40)				$40
(Loss) income before income taxes	$(535) to $(486)	$63	$339	$851	$185

Non-GAAP
EBITDA	$499 to $548	$61	$339		$172

Second Quarter Ending September 30, 2022

•GAAP net revenue is expected to range from $1.37 to $1.42 billion
•GAAP net loss is expected to range from $160 to $144 million
•GAAP net loss per share is expected to range from $0.96 to $0.86
•Share count used to calculate GAAP net loss per share is expected to be 166.4 million
•Share count used to calculate management reporting diluted net income per share is expected to be 167.5 million(4)

•Net Bookings (operational metric) are expected to range from $1.5 to $1.55 billion
•EBITDA (Non-GAAP) is expected to range from $84 to $105 million

The Company is also providing selected data and its management reporting tax rate of 18%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending September 30, 2022
		Financial Data
$ in millions	Outlook (3)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of intangible assets	Business acquisition
GAAP
Total net revenue	$1,370 to $1,420	$130
Cost of revenue	$700 to $719	$13	$(8)	$(202)
Operating expenses	$849 to $859		$(84)	$(45)	$(5)
Interest and other, net	$28				$(1)
(Loss) income before income taxes	$(207) to $(186)	$117	$92	$247	$6

Non-GAAP
EBITDA	$84 to $105	$117	$92		$5

1)Includes 159.2 million basic shares, 1.8 million shares representing the potential dilution from unvested employee stock grants and the potential dilution from convertible notes.
2)Adjusted for changes in restricted cash
3)The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
4)Includes 166.4 million basic shares, 1.1 million shares representing the potential dilution from unvested employee stock grants and the potential dilution from convertible notes.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4, as well as continued growth in the installed base of PlayStation 5 and Xbox Series X|S; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; factors affecting our performance on mobile, such as player acquisition costs; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following have been released since April 1, 2022:

Label	Product	Platforms	Release Date
2K	Tiny Tina's Wonderlands: Coiled Captors (DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC	April 21, 2022
2K	WWE 2K22: Banzai Pack (DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC	April 26, 2022
2K	WWE 2K22: Most Wanted Pack (DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC	May 17, 2022
2K	Tiny Tina's Wonderlands: Glutton's Gamble (DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC	May 19, 2022
2K	WWE 2K22: Stand Back Pack (DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC	June 7, 2022
2K	The Quarry	PS4, PS5, Xbox One, Xbox Series X|S, PC (Steam)	June 10, 2022
Private Division	OlliOlli World: VOID Riders (DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC, Switch (digital only)	June 15, 2022
2K	Tiny Tina's Wonderlands	Steam	June 23, 2022
2K	Tiny Tina's Wonderlands: Molten Mirrors (DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC	June 23, 2022
2K	WWE 2K22: Clowning Around Pack (DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC	June 28, 2022
2K	WWE 2K22: The Whole Dam Pack (DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC	July 19, 2022
Rockstar Games	The Criminal Enterprises Summer Update	PS4, PS5, Xbox One, Xbox Series X|S, PC	July 26, 2022
2K	WWE SuperCard SummerSlam '22 Update	iOS, Android, Facebook Gaming	July 27, 2022

Take-Two's future lineup announced to-date includes:

Label	Product	Platforms	Release Date
Private Division	Rollerdrome	PS4, PS5, PC (Steam) (digital only)	August 16, 2022
2K	NBA 2K23	PS4, PS5, Xbox One, Xbox Series X|S, PC	September 9, 2022
2K	Marvel's Midnight Suns	PS5, Xbox Series X|S, PC	Fiscal 2023
2K	WWE 2K23	TBA	Fiscal 2023
2K	PGA TOUR 2K23	TBA	Fiscal 2023
2K	Tiny Tina's Wonderlands: Shattering Spectreglass (DLC)	PS4, PS5, Xbox One, Xbox Series X|S, PC	Fiscal 2023
Rockstar Games	Grand Theft Auto: The Trilogy - The Definitive Edition (mobile release)	iOS, Android	Fiscal 2023
Private Division	Kerbal Space Program 2	PC	Fiscal 2023
Private Division	OlliOlli World (DLC2)	PS4, PS5, Xbox One, Xbox Series X|S, PC (digital only), Switch	Calendar 2023
2K	Marvel's Midnight Suns	PS4, Xbox One, Switch	TBA
Zynga	Star Wars Hunters	TBA	TBA

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, and EBITDA, which is defined as GAAP net income (loss) excluding interest income (expense), provision for (benefit from) income taxes, depreciation expense, and amortization and impairment of acquired intangibles.

The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

The Company’s management believes it is important to consider EBITDA, in addition to net income, as it removes the effect of certain non-cash expenses, debt-related charges, and income taxes. The Company has chosen to report EBITDA in light of the recent closing of the Zynga acquisition, including the related debt financing. Management believes that, when considered together with reported amounts, EBITDA is useful to investors and management in understanding the Company’s ongoing operations and in analysis of ongoing operating trends and provides useful additional information relating to the Company’s operations and financial condition.
These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. These Non-GAAP financial measures may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating these Non-GAAP financial measures used by the Company. Management believes that the presentation of these Non-GAAP financial measures provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses these Non-GAAP financial measures in assessing the Company's operating results and in planning and forecasting. A reconciliation of these Non-GAAP financial measures to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10−Q for the period ended June 30, 2022.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are designed for console systems, personal computers, and Mobile, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.
Cautionary Note Regarding Forward-Looking Statements
Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our combination with Zynga; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.
Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2022	2021
Net revenue:
Game	$1,019.2	$796.3
Advertising	83.2	17.0
Total net revenue	1,102.4	813.3
Cost of revenue:
Software development costs and royalties	165.1	87.0
Product costs	116.9	46.9
Internal royalties	93.4	145.4
Licenses	60.3	50.4
Total cost of revenue	435.7	329.7
Gross profit	666.7	483.6
Selling and marketing	272.1	103.9
General and administrative	237.1	104.4
Research and development	172.6	92.3
Depreciation and amortization	22.3	12.5
Total operating expenses	704.1	313.1
(Loss) income from operations	(37.4)	170.5
Interest and other, net	(29.3)	(1.0)
(Loss) gain on fair value adjustments, net	(39.6)	2.0
(Loss) income before income taxes	(106.3)	171.5
(Benefit from) provision for income taxes	(2.3)	19.2
Net (loss) income	$(104.0)	$152.3

(Loss) earnings per share:
Basic (loss) earnings per share	$(0.76)	$1.32
Diluted (loss) earnings per share	$(0.76)	$1.30
Weighted average shares outstanding
Basic	136.5	115.7
Diluted	136.5	117.1
Computation of Basic EPS:
Net (loss) income	$(104.0)	$152.3
Weighted average shares outstanding - basic	136.5	115.7
Basic (loss) earnings per share	$(0.76)	$1.32
Computation of Diluted EPS:
Net (loss) income	$(104.0)	$152.3
Weighed average shares outstanding - basic	136.5	115.7
Add: dilutive effect of common stock equivalents	—	1.4
Weighted average common shares outstanding - diluted	136.5	117.1
Diluted (loss) earnings per share	$(0.76)	$1.30

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	June 30, 2022	March 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$847.4	$1,732.1
Short-term investments	459.2	820.1
Restricted cash and cash equivalents	534.8	359.8
Accounts receivable, net of allowances of $1.3 and $0.4 at June 30, 2022 and March 31, 2022, respectively	633.7	579.4
Software development costs and licenses	63.8	81.4
Capped call receivable	140.1	—
Contract assets	101.3	104.9
Prepaid expenses and other	255.7	193.4
Total current assets	3,036.0	3,871.1
Fixed assets, net	300.2	242.0
Right-of-use assets	306.8	217.2
Software development costs and licenses, net of current portion	828.3	755.9
Goodwill	7,227.2	674.6
Other intangibles, net	5,454.6	266.5
Deferred tax assets	106.6	73.8
Long-term restricted cash and cash equivalents	108.9	103.5
Other assets	376.3	341.7
Total assets	$17,744.9	$6,546.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$199.9	$125.9
Accrued expenses and other current liabilities	1,601.7	1,074.9
Deferred revenue	1,079.7	865.3
Lease liabilities	55.4	38.9
Short-term debt	350.0	—
Total current liabilities	3,286.7	2,105.0
Long-term debt, net	2,935.5	—
Non-current deferred revenue	21.5	70.9
Non-current lease liabilities	341.2	211.3
Non-current software development royalties	117.4	115.5
Deferred tax liabilities, net	1,093.1	21.8
Other long-term liabilities	287.2	212.1
Total liabilities	$8,082.6	$2,736.6
Commitments and contingencies (See Note 12)
Stockholders' equity:
Preferred stock, $0.01 par value, 5.0 shares authorized; no shares issued and outstanding at June 30, 2022 and March 31, 2022	—	—
Common stock, $0.01 par value, 200.0 shares authorized; 189.9 and 139.0 shares issued and 166.2 and 115.4 outstanding at June 30, 2022 and March 31, 2022, respectively	1.9	1.4
Additional paid-in capital	8,616.5	2,597.2
Treasury stock, at cost; 23.7 and 23.7 common shares at June 30, 2022 and March 31, 2022, respectively	(1,020.6)	(1,020.6)
Retained earnings	2,185.0	2,289.0
Accumulated other comprehensive loss	(120.5)	(57.3)
Total stockholders' equity	9,662.3	3,809.7
Total liabilities and stockholders' equity	$17,744.9	$6,546.3

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Three Months Ended June 30,
	2022	2021
Operating activities:
Net (loss) income	$(104.0)	$152.3
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	47.5	24.5
Stock-based compensation	43.9	49.1
Noncash lease expense	11.4	9.4
Amortization of intellectual property	117.6	15.2
Depreciation	17.5	12.5
Impairment of software development costs and licenses	19.9	9.8
Amortization of debt issuance costs	8.6	—
Interest expense	20.7	—
Fair value adjustments	39.6	2.0
Other, net	(25.0)	1.9
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	214.9	74.7
Software development costs and licenses	(103.5)	(85.9)
Prepaid expenses and other current and other non-current assets	(67.6)	19.4
Deferred revenue	(159.5)	(94.7)
Accounts payable, accrued expenses and other liabilities	18.8	(42.0)
Net cash provided by operating activities	100.8	148.2
Investing activities:
Change in bank time deposits	125.6	311.9
Proceeds from available-for-sale securities	242.8	161.2
Purchases of available-for-sale securities	—	(302.5)
Purchases of fixed assets	(42.5)	(86.4)
Purchases of long-term investments	(5.1)	(0.1)
Business acquisitions	(3,128.1)	(97.9)
Net cash used in investing activities	(2,807.3)	(13.8)
Financing activities:
Tax payment related to net share settlements on restricted stock awards	(53.9)	(48.3)
Issuance of common stock	11.4	9.2
Payment for settlement of convertible notes	(1,166.8)	—
Proceeds from issuance of debt	3,248.9	—
Cost of debt	(22.6)	—
Net cash provided by (used in) financing activities	2,017.0	(39.1)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	(14.7)	1.8
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(704.2)	97.1
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year	2,195.3	2,060.2
Cash, cash equivalents, and restricted cash and cash equivalents, end of period	$1,491.1	$2,157.3

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in millions)

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$682.9	62%	$493.2	61%
International	419.5	38%	320.1	39%
Total net revenue	$1,102.4	100%	$813.3	100%

Net Bookings by geographic region
United States	$622.8	62%	$418.8	59%
International	379.7	38%	292.6	41%
Total Net Bookings	$1,002.5	100%	$711.4	100%

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$1,037.8	94%	$740.8	91%
Physical retail and other	64.6	6%	72.5	9%
Total net revenue	$1,102.4	100%	$813.3	100%

Net Bookings by distribution channel
Digital online	$956.0	95%	$680.4	96%
Physical retail and other	46.5	5%	31.0	4%
Total Net Bookings	$1,002.5	100%	$711.4	100%

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Console	$607.2	55%	$602.4	74%
Mobile	369.6	34%	82.3	10%
PC and other	125.6	11%	128.6	16%
Total net revenue	$1,102.4	100%	$813.3	100%

Net Bookings by platform mix
Console	$503.8	50%	$491.5	69%
Mobile	369.7	37%	89.8	13%
PC and other	129.0	13%	130.1	18%
Total Net Bookings	$1,002.5	100.0%	$711.4	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)

Three Months Ended June 30, 2022	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Internal royalties	Cost of goods sold- Licenses
As reported	$1,102.4	$165.1	$116.9	$93.4	$60.3
Net effect from deferred revenue and related cost of goods sold	(99.9)	1.5	(3.4)		—
Stock-based compensation		33.4
Amortization and impairment of acquired intangibles		(96.4)
Acquisition related expenses

Three Months Ended June 30, 2022	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	Loss on fair value adjustments, net
As reported	$272.1	$237.1	$172.6	$22.3	$(29.3)	$(39.6)
Net effect from deferred revenue and related cost of goods sold					1.6
Stock-based compensation	(35.7)	(20.5)	(21.1)
Amortization and impairment of acquired intangibles	(14.9)			(5.1)
Acquisition related expenses		(101.7)	(9.4)		8.5	39.6

Three Months Ended June 30, 2021	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Product costs	Cost of goods sold- Internal royalties	Cost of goods sold- Licenses
As reported	$813.3	$87.0	$46.9	$145.4	$50.4
Net effect from deferred revenue and related cost of goods sold	(101.9)	(2.9)	(5.1)		(0.1)
Stock-based compensation		(12.1)
Amortization and impairment of acquired intangibles		(11.1)

Three Months Ended June 30, 2021	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	Gain on fair value adjustments, net
As reported	$103.9	$104.4	$92.3	$12.5	$(1.0)	$2.0
Net effect from deferred revenue and related cost of goods sold					(0.6)
Stock-based compensation	(8.0)	(17.2)	(11.8)
Amortization and impairment of acquired intangibles	(1.8)		(1.7)	(0.4)
Impact of business reorganization		(0.1)
Acquisition related expenses		(3.4)
Gain on fair value adjustments, net						(2.0)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)

	Three Months Ended June 30,
	2022	2021
Net cash from operating activities	$100.8	$148.2
Net change in Restricted cash (1)	(115.2)	(119.1)
Adjusted Unrestricted Operating Cash Flow	$(14.4)	$29.1

	Three Months Ended June 30,
	2022	2021
Restricted cash beginning of period	$463.3	$637.4
Restricted cash end of period	643.7	756.5
Restricted cash related to acquisitions	(65.2)	—
(1) Net change in Restricted cash	$(115.2)	$(119.1)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)

	Three Months Ended June 30,
	2022	2021
Net (loss) income	$(104.0)	$152.3
(Benefit from) provision for income taxes	(2.3)	$19.2
Interest expense (income)	24.9	$(1.5)
Depreciation and amortization	22.3	12.5
Amortization of acquired intangibles	111.4	14.6
EBITDA	$52.2	$197.1

Outlook
Twelve Months Ending March 31, 2023
Net loss	$(439) to $(398)
Benefit from income taxes	$(97) to $(88)
Interest expense	$106
Depreciation	$77
Amortization of acquired intangibles	$851
EBITDA	$499 to $548

Outlook
Three Months Ending September 30, 2022
Net loss	$(160) to $(144)
Benefit from income taxes	$(47) to $(42)
Interest expense	$27
Depreciation	$17
Amortization of acquired intangibles	$247
EBITDA	$84 to $105